                                                                   Exhibit 10.16

                                COAL MINING LEASE

      THIS AGREEMENT, made and entered into this 30th day of July, 1979 by and between EVELYN C. BACH, a Widow, of 2375 Ohio Boulevard, Terre Haute, Indiana, 47803; MARY FRANCES MARSHALL AND VINCENT MARSHALL, her husband, of 1177 Leavitt, Apt. 105, Flossmere, Illinois, 60422; NANCY PILLON, divorced and not remarried, of 2375 Ohio Boulevard, Terre Haute, Indiana, 47803; JOSEPHINE PORTERFIELD AND ALEXANDER R. PORTERFIELD, her husband, of 619 Banyan Road, Edgewood, Maryland, 21040; and STEVE C. BACH AND ROSEMARY H. BACH, his wife, of 512 Walnut Street, Mt. Vernon, Indiana, 47620, all being parties of the first part, hereinafter called "LESSOR" and FALCON COAL COMPANY INC., a Delaware Corporation, of 1200 First Security Plaza, Lexington, Fayette County, Kentucky, 40507, being party of the second part, hereinafter called "LESSEE".

      WITNESSETH THAT:

      For and in consideration of the sum of Ten Thousand ($10,000.00) Dollars advance royalty, receipt of which is hereby acknowledged, it being understood that this amount is to be recouped from the coal mined in subsequent years and in further consideration of the tonnage royalties herein specified and of the covenants and agreements to be kept and performed by the LESSEE, LESSOR does hereby grant, demise, lease and let unto LESSEE, its successors and assigns, exclusively, all of the several seams or measures of merchantable, commercially mineable and economically recoverable coal in and underlying those certain tracts of land located on Fugates Fork and Ben Smith Branch in Breathitt County, Kentucky, containing 150 acres, more or less, and more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes, upon the following terms and conditions, to-wit:

      (1) Mining Rights Granted: To the extent and only to the extent LESSOR has such rights, LESSOR does hereby grant unto LESSEE the right and license to enter upon the leased premises at any and all times during the term of this Lease, and to use so much of the surface thereof as may be necessary or desirable in searching and exploring for coal and in determining the thickness and depth of the coal and for the deposit thereon of waste materials, including spoilage from strip mining or auger mining or otherwise from the mining operations conducted on the premises or adjacent premises in which LESSEE may be operating coal mines; also the right and license to dig, mine and remove said coal therefrom without limitation as to depth below the surface by any lawful means or methods of mining, together with all and singular the rights, privileges, licenses and easements necessary, incident to, or convenient for the proper prosecution of the business of mining and removing said coal and also the rights-of-way over and under said premises and the right to use roads and railroads and underground entries, openings and tunnels in, upon or under said premises for the purpose of transportation of persons, machinery and coal from other tracts of land during the term of this Lease, and the right to occupy so much of the surface of the leased premises as may be reasonable or necessary for the storing, cleaning and processing of said coal and depositing the refuse therefrom, and the right to erect upon such premises such buildings, structures, and fixtures as may be necessary or desirable to the prosecution of such coal mining, and/or processing of said coal, provided no dwelling houses for miners or others shall be maintained upon the leased premises.

      (2) Exceptions and Reservations: The LESSOR excepts and reserves from this Lease, and this Lease is made subject to the following:

            (a) All rights, titles, interests and estates in the land comprising the leased premises which are not specifically herein leased.

            (b) All the oil and gas in and underlying the leased premises, together with the right to drill for and extract the same in the manner and to the extent as permitted under the statutes and the general law of Kentucky.

            (c) All easements and rights-of-way of record in the office of the Breathitt County Court Clerk on the date of execution.

      (3) Compliance with Governmental Regulations: LESSEE shall at all times use its best efforts to conduct its mining operations in a good and workmanlike manner in accordance with the terms and conditions herein provided and in further compliance with applicable State, Federal and local laws, rules and regulations and without limiting the generality of the foregoing, the parties specifically agree as follows:

            (a) LESSEE covenants that it will comply with the workmen's compensation laws of the State, and that it will promptly pay any awards, contributions, taxes, or assessments in connection with said law or in connection with present or future social security laws of like or different character of State and Federal governments which might or could become a lien upon any of the rights of LESSEE hereunder or upon any of the property of LESSEE located upon the premises herein described.

            (b) LESSEE agrees that it will at its expense obtain and file all necessary mining permits for the strip mining of coal, and that during such strip mining operations, it will at its expense supply all necessary mining equipment and further that LESSEE will at its expense obtain any and all consents or other rights required from the owners of the surface.

            (c) If the LESSEE shall engage in strip mining or auger mining (and any auger mining is subject to the other provisions of this Lease), it shall at all times maintain portal areas in its mining operation of sufficient size to permit or allow underground mining in compliance with the laws and regulations of the State of Kentucky or any other lawful body. It is likewise agreed that the LESSEE shall provide and maintain drainage at all points where the spoil banks may break water courses or natural drainage, and the LESSEE shall endeavor to prevent the accumulations of large bodies of water in the worked over areas so as to maintain access to any unmined coal so that the same may be mined at a later date. Roads on the leased premises constructed by the LESSEE shall be left, subject to approval of regulatory agencies, in a useable condition upon the termination of this Lease, but only if the leaving of said roads does not cost LESSEE additional money and/or does not delay LESSEE from obtaining a release from its reclamation bonds which have been posted.

            (d) LESSEE hereby covenants and agrees to use its best efforts not to do or omit to do any act in mining said coal under the terms of this Lease which will violate any Federal or State law or regulation now or hereafter in force relating to air or water pollution control, Health, or safety and related subjects. During the term of or upon termination of this Lease for any reason, LESSEE agrees to remove from the premises or otherwise abate any condition which may impose upon LESSOR any liability to any person or public authority, and this covenant of indemnity shall survive the termination of this Lease as to such liability. LESSOR's remedies for the failure to comply with any portion of this provision (3) are limited to this covenant of indemnity.

      (4)   Term:

            (a) With respect to those seams of coal which can be mined by the mountaintop, surface or auger method of mining, being the Hazard No. 5A coal seam and all seams overlying said Hazard No. 5A, the term of this Lease shall be for a period of ten (10) years from the date hereof and the LESSOR does hereby grant unto LESSEE the exclusive right to extend this term for a period of ten (10) additional years, and the same shall be automatically extended unless the LESSEE shall have notified the LESSOR of its intent not to extend said term prior to the expiration of the original ten
            (10) year term.

            (b) With respect to those seams of coal which are to be mined by the deep mine or underground method of mining, being the coal seams underlying the Hazard No. 5A, as well as the surface rights granted hereunder, the term of this Lease shall continue in full force and effect until all coal required to be mined by the LESSEE hereunder has been exhausted; provided, however, LESSOR agrees that even though all merchantable and mineable coal shall have been removed from the premises, LESSEE shall have the right to continue the use of the surface and all of the roads, buildings, structures and fixtures which may then be on or under said premises, and the other rights hereby granted, for the purpose of removing, transporting, cleaning, processing and shipping persons, machinery and coal and other minerals from such premises so long as LESSEE tenders payment to LESSOR of the annual minimum royalty provided by this Lease.

      (5)   Earned Royalty:

            (a) LESSEE shall pay to LESSOR as earned royalties for all merchantable coal actually mined, removed and sold from Tract No. 1 an amount equal to five (5%) percent of the average gross realization price for such coal, F.O.B. mine or tipple, but in no event shall the royalties payable hereunder be less than One Dollar ($1.00) per ton.

            (b) LESSEE shall pay to LESSOR as earned royalties for all merchantable coal actually mined, removed and sold from Tract No. 2 by the mountaintop, surface or auger methods an amount equal to seven (7%) percent of the average gross realization price for such coal, F.O.B. mine or tipple, but in no event shall the royalties payable hereunder be less than One Dollar and Fifty Cents ($1.50) per ton.

            (c) LESSEE shall pay to LESSOR as earned royalties for all merchantable coal actually mined, removed and sold from Tract No. 2 by the deep or underground methods an amount equal to five (5%) percent of the average gross realization price for such coal, F.O.B. mine or tipple, but in no event shall the royalties payable hereunder be less than One Dollar ($1.00) per ton.

            (d) A ton is hereby defined to mean 2,000 pounds. Any loss caused by the removal of impurities in the coal, such as rock, slate, or the like, shall be deducted from the gross weight of the raw coal removed from the property, and the royalties will be paid only on the net tonnage of saleable coal. LESSEE shall keep accurate records of all coal mined, removed and sold from the premises which shall be open at all reasonable times for inspection by the LESSOR, its representatives or agents, and shall furnish LESSOR a monthly statement showing the number of tons of coal sold and the average gross realization price thereof from the leased premises during the preceding month.

            (e) Said royalties shall be paid to the LESSOR on or before the 25th day of the month following the month during which such coal is mined, removed or sold from the premises. Royalties payable hereunder shall be divided among and paid to the parties LESSOR in the following proportions, to-wit:

Steve C. Bach                      28%
Mary Frances Marshall              18%
Nancy Pillon                       18%
Josephine Porterfield              18%
Evelyn C. Bach                     18%

      (6)   Minimum Royalty:

            (a) LESSEE further covenants that it will mine from the leased premises at least 10,000 tons of coal per year. In the event LESSEE fails to mine said minimum tonnage herein required in any one year, then it shall pay to LESSOR as a minimum royalty, an amount equal to the difference between the earned royalty on tonnage actually mined and paid for, and the aforesaid minimum tonnage required herein to be mined. The LESSEE shall pay the royalty on any minimum mining deficiency on or before the 25th day of June following the year during which such deficiency occurred, and the amount of royalty due on such deficit shall be calculated at One Dollar ($1.00) per ton. For purposes of this provision (6)(a) only the lease year shall be from June 1 to May 31.

            (b) In the event LESSEE shall fail in any year to mine tonnage from the leased property sufficient to pay the minimum tonnage royalty required for any such year, then LESSEE shall and does have the right in any one of the succeeding years during the life of this Lease, and after the required minimum tonnage for such succeeding year or years shall have been mined and paid for, to mine and remove sufficient coal from the leasehold free of royalty to reimburse itself for the minimum royalty in excess of earned royalty paid in any such preceding year or years. In addition a credit will be allowed for any coal mined in excess of the minimum or for minimum royalties paid to be carried forward to any subsequent year or years. Payment by LESSEE of the minimum royalties herein stipulated shall be in lieu of any and all express or implied covenants on the part of LESSEE to conduct actual mining operations.

            (c) Royalties payable hereunder shall be divided among and paid to the parties LESSOR in the following proportions, to-wit:

Steve C. Bach                      28%
Mary Frances Marshall              18%
Nancy Pillon                       18%
Josephine Porterfield              18%
Evelyn C. Bach                     18%

            (d) All payments required or intended to be sent to the parties LESSOR under the terms of this Lease shall be deemed sufficient and satisfied if posted by first-class mail with the U.S. Postal Service and tendered to the addresses herein designated or as to such other addresses as LESSOR may designate in writing to LESSEE.

      (7)   Records and Access:

            (a) LESSEE shall keep a true and accurate record of all coal mined, removed and sold from the leased premises and said records shall be available at all reasonable times to the LESSOR, its representatives or agents.

            (b) LESSOR shall have the right to obtain from the L & N Railroad Company, or any other railroad over which coal mined hereunder shall be shipped, information as to the quantity of coal shipped by LESSEE from the leased premises.

            (c) LESSOR, by its agents, engineers or other persons on its behalf, at all reasonable times, shall have the right and privilege of entering the leased premises in order to inspect, examine, survey or measure the operations and workings conducted by LESSEE thereon, provided, however, persons should notify LESSEE's chief engineers prior to entering said premises.

      (8)   Maps:

            (a) LESSEE agrees to employ a competent registered mining engineer to keep an accurate map of the mine workings upon the leased premises showing at all times the progress of the work, which map shall at all reasonable times be open for inspection by LESSOR and its agents. A copy of said mine map shall be furnished to the LESSOR or its engineer at least every three (3) months. No deep mining operations shall be commenced or prosecuted except pursuant to and in conformity with such projections, plans and descriptions as are approved by the LESSOR's engineer, which approval shall not be unreasonably withheld. No material change in or modification of or departure from any plan so approved shall be made by the LESSEE without the consent of LESSOR's mining engineer. Where mining of multiple seams is being conducted progress maps shall distinctly differentiate the work in each seam by multiple angle cross-hatchings clearly defined or by a separate map of each seam or split encountered and worked.

            (b) LESSOR, or its engineer, may cause inspection or examination to be made of the mined areas, and if it is mutually determined, by LESSOR and LESSEE, that in the progress of the work any areas of merchantable mineable coal of workable thickness has been by-passed with the result that coal has not been removed, which in accordance with good mining practices, and consistent with Federal mining laws, should have been removed, it shall be the duty of the LESSEE after receipt of written notice, to return as soon as practicable to such areas and remove the coal therefrom, or failing do so, LESSEE shall account for the coal contained in such areas and pay the royalty therefor as if the same had been mined. The royalty rate shall be determined pursuant to numerical paragraph (5) herein using the highest realization prices received by LESSEE for coal mined and sold from the areas surrounding such by-passed coal.

            (c) If any such coal is sold hereunder through a sales agent, LESSEE shall bear and pay all costs, commissions, and expenses of the selling agent unless the LESSOR shall consent in writing to the selling arrangement.

            (d) Copies of any and all applications or mining permits shall be submitted to the LESSOR or its mining engineer prior to submission to the applicable State, Federal or other regulatory agency.

            (e) Duplicate copies of all information required hereunder or under any other provision of this Lease shall be submitted to the LESSOR. The LESSOR may at any time, upon notice designate a mining engineer, and the LESSEE shall upon receipt of notice provide to such engineer copies of the information required hereunder.

      (9) Auger Mining: Auger mining is prohibited unless approved by LESSOR in writing.

            (10) Indemnification of LESSOR: LESSEE does hereby assume all risk inherent in the mining operation, and agrees to indemnify, protect, and save harmless LESSOR, its heirs and assigns, from any and all claims, demands, actions or causes of action connected with, resulting from or arising out of the mining operation. The LESSEE also agrees to carry appropriate workmen's compensation, general public liability, property damage and automotive insurance in amounts sufficient to protect and indemnify the LESSOR. Upon request, LESSEE will furnish to LESSOR certifications from insurance companies acceptable to LESSOR that it has in force the aforesaid insurance, and that the insurance carrier will not cancel the same without written notice to the LESSOR.

            (11) Taxes: The LESSEE shall render for taxation the leased premises and shall assume and pay during the term of this Lease any and all real estate and personal property taxes and special assessments levied upon the leased premises or the machinery and equipment of LESSEE used in any phase of the mining operation. The LESSEE shall likewise pay any and all taxes assessed by reason of the production, severance or marketing of the coal from the leased premises.

            (12) Default and Remedies: If LESSEE shall fail to pay any of the royalties or other payments at the time and in the manner herein provided, or shall fail to keep and perform any of the covenants and agreements on its part to be kept and performed hereunder, and continues any such failure to pay or continues without diligently proceeding to remedy such default for a period of sixty (60) days after receiving written notice from LESSOR, then the LESSOR may at its option cancel and void this Lease, and the LESSOR may thereupon enter upon the leased premises and expel the LESSEE therefrom. In the event of any such failure to pay by LESSEE, LESSOR shall have a lien upon any structures, equipment, machinery, improvements and rights and privileges of LESSEE to secure the payment for all coal mined; provided, however, the property of every kind put on the leased premises by the LESSEE or used in connection with the operations thereof, shall at all times be and remain the property of the LESSEE, with the full and free right to remove the same at any time subject to the above granted lien. Upon a default pursuant to this paragraph or any other provision of this Lease, the LESSEE agrees to furnish and supply to the LESSOR copies of any and all mine maps and records pertaining to the leased premises. If any dispute shall arise concerning the payment of royalties and it shall be later proven that the LESSEE has not paid sufficient royalties under the provisions of this Lease, the LESSEE agrees that in addition to all royalties as to which it shall have defaulted, it shall promptly pay the same whenever the amount is ascertained, together with interest at the highest lawful rate. In the event of a dispute concerning the amount or persons entitled to royalties, LESSEE may withhold and escrow with interest the amount in dispute until the dispute is finally resolved. The rights and remedies granted hereunder are cumulative and in addition to any other rights which the LESSOR may have at law or in equity and forebearance by the LESSOR with respect to any particular breach or default shall not constitute a waiver of such rights with respect to any subsequent period.

            (13) Prohibition on Assignment or Sublease: The LESSEE shall not assign or sublease any of their estates, rights or interest hereunder or any part thereof to any person, firm or corporation in any manner whatsoever without the consent of the LESSOR in writing for that purpose first had and obtained. The LESSOR may at its option avoid and cancel this Lease if the LESSEE shall:

                  a.    Be adjudged bankrupt,

                  b.    Become insolvent,

                  c. Be a party to any assignment for the benefit of creditors.

            (14) Termination: The LESSEE shall have the right to cancel and terminate this Lease by giving LESSOR thirty (30) days notice in writing of its intention to do so, provided at the time of the giving of the notice all royalties have been paid and the LESSEE is not in default with respect to any other provisions hereon. Following the expiration of said thirty (30) days, this Lease shall terminate and both parties shall thereafter be released from any further obligations hereunder except obligations incurred by the LESSEE with respect to the payment of monies and royalties due at the time of such termination, and further provided that the LESSEE shall remain liable for compliance with all Federal and State laws, rules and regulations pertaining to the restoration of the leased premises. Upon termination of this Lease, the LESSEE shall upon request surrender to the LESSOR any mine maps or records pertaining to any mining conducted on the leased premises.

            (15) Notices: Except as otherwise provided, all notices provided for herein shall be in writing and shall be served by certified or registered mail upon the parties as follows:

                  Upon the LESSOR:            Honorable Steve C. Bach
                                              512 Walnut Street
                                              Mt. Vernon, Indiana  47620

                  Upon the LESSEE:            Falcon Coal Company Inc.
                                              1200 First Security Plaza
                                              Lexington, Kentucky  40507

            Either party shall have the right to give the other party notice of the change of address for receipt of notice. No change of ownership in the leased premises or royalties shall be binding on either party until it has furnished to the other a certified copy of the documents by which the change of ownership was effected, but nothing herein shall be construed to permit a change of ownership by LESSEE without LESSOR's written consent as above provided.

            (16) Title Warranty: While the LESSOR does not warrant title generally to the leased premises, it nevertheless warrants that it has done nothing to encumber or diminish the title, and that it will warrant specially as against the actions of LESSOR or persons claiming by, through or under it, but as to no others, and LESSOR does hereby transfer to LESSEE the benefit of any prior warranties lying within LESSOR's chain of title. Insofar as the LESSOR's rights are concerned, it is further agreed that the LESSEE shall have the peaceable possession of the leased premises for so long as it is not in default under any of the provisions hereof, but nothing herein shall be construed to require the LESSOR to secure for LESSEE any permits or rights from third parties. It is agreed, however, should the title to the coal herein leased be vested in someone other than the LESSOR, then the LESSOR agrees to refund to LESSEE the minimum and earned royalties herein paid in the proportion that such failure, if any, bears to the land herein leased and let; and provided further that the extent of the monetary liability of each individual hereunder to the LESSEE under the foregoing covenant shall in no event exceed the total amount of money paid by the LESSEE to the individual LESSOR as royalties hereunder for the proportionate share of the leased premises which has failed.

                  Upon execution of this Lease the parties hereto recognize that the Agreement dated August 15, 1966 by and between EVELYN C. BACH and VIRGINIA M. HINDMAN, LESSORS, and SPRUCE PINE LAND COMPANY, LESSEE, who subsequently assigned said Agreement to LESSEE herein, is null and void as it applies to the parties herein and it is understood that the LESSOR shall receive no additional royalty for the coal mined from the leased premises than is provided for herein; and the royalties payable hereunder are payable notwithstanding any claim made under said Lease.

            (17) LESSOR owns certain coal properties located on Calhoun Branch of Quicksand Creek in Breathitt County, Kentucky, being the same property conveyed by Margaret Back and husband, Barry Howard and wife to Virginia Mae Hindman by deed dated March 16, 1910 and recorded in Deed Book 28, page 588, which is presently leased to R.
            C. Durr Company. LESSOR does hereby give and grant unto LESSEE the exclusive right and option to lease from LESSOR said property any time within four (4) months after notice from LESSOR of the termination or expiration of said R. C. Durr Company lease. The terms of said lease shall be negotiated at such time upon the same terms and conditions as herein provided with the following exceptions: the earned royalty rate shall be a reasonable rate but in no event greater than ten (10%) percent of the gross realization price for such coal, F.O.B. mine or tipple; the delay rentals shall be reasonable but in no event greater than Fifty Thousand ($50,000) Dollars per year; and the term of said lease shall not exceed six
            (6) years.

            (18) This Lease shall be construed as though both the LESSOR and LESSEE prepared the lease so that the terms of the lease shall be construed with equal weight as to both parties.

            (19) Counterparts: This Lease is prepared in multiple counterparts, and may be executed in any number thereof, each of which will be considered a duplicate original.

            (20) Short Form: In order to avoid burdening the records, and in order to maintain confidentiality as to certain provisions of this Lease, the parties agree, upon request, to execute a Short For Memorandum of this Lease.

            (21) Successors and Assigns: This Lease shall be binding upon shall inure to the benefit of the parties hereto their nominees, heirs, executors, administrators and assigns.

            IN TESTIMONY WHEREOF, witness the execution hereof by the LESSOR and the LESSEE as of the day and date first above written.

                                            LESSORS

/s/ Mary Frances Marshall                   /s/ Vincent Marshall
-------------------------                   ----------------------------
MARY FRANCES MARSHALL                       VINCENT MARSHALL

/s/ Evelyn C. Bach                          /s/ Nancy Pillon
-------------------------                   ----------------------------
EVELYN C. BACH                              NANCY PILLON

/s/ Josephine Porterfield                   /s/ Alexander M. Porterfield
-------------------------                   ----------------------------
JOSEPHINE PORTERFIELD                       ALEXANDER M. PORTERFIELD

/s/ Steve C. Bach                           /s/ Rosemary H. Bach
-------------------------                   ----------------------------
STEVE C. BACH                               ROSEMARY H. BACH

                                            LESSEE

                                            FALCON COAL COMPANY INC.

                                            BY: /s/ Roy Mullins
                                                -------------------------
                                                   Vice-President

STATE OF MARYLAND )
                  )
COUNTY OF HARFORD )

      I, Thelma D. Magnese, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Josephine Porterfield and Alexander M. Porterfield, her husband, known to me to be the individuals executing the said Coal Mining Lease, and was duly acknowledged before me by them to be their act and deed.

      Given under my hand this 5th day of July, 1979.

      My commission expires: July 1982.

[Notary Seal]                               /s/ Thelma D. Magnese
                                            ------------------------------
                                            Notary Public

STATE OF INDIANA  )
                  )
COUNTY OF _____   )

      I, ______________________, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Steve C. Bach and Rosemary H. Bach, his wife, known to me to be the individuals executing the said Coal Mining Lease, and was duly acknowledged before me by them to be their act and deed.

      Given under my hand this ____ day of __________, 1979.

      My commission expires: ___________________________________

                                        ________________________________
                                        Notary Public

STATE OF KENTUCKY     )
                      )
COUNTY OF BREATHITT   )

      I, Mary L. Fugate, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Roy Mullins, known to me to be the Vice President of Falcon Coal Company Inc., and was duly acknowledged by him to be his act and deed and the act and deed of Falcon Coal Company Inc.

      Given under my hand this 27 day of June, 1979.

      My commission expires: April 23, 1983

                                            /s/ Mary L. Fugate
                                            ------------------------------
                                            Notary Public, State at Large
                                                           Kentucky

STATE OF INDIANA  )
                  )
COUNTY OF VIGO    )

      I, Sally Garthwaite, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Evelyn C. Bach, a Widow, known to me to be the individual executing the said Coal Mining Lease, and was duly acknowledged before me by her act and deed.

      Given under my hand this 2 day of July, 1979.

      My commission expires: July 9 1982

      County Residence is: Vigo

                                            /s/ Sally Garthwaite
                                            --------------------------------
                                            Notary Public

STATE OF ILLINOIS )
                  )
COUNTY OF COOK    )

      I, Patricia M. Gerrard, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Mary Frances Marshall and Vincent Marshall, her husband, known to me to be the individuals executing the said Coal Mining Lease, and was duly acknowledged before me by them to be their act and deed.

      Given under my hand this 2 day of July, 1979.

                                /s/ Patricia M. Gerrard
                                ---------------------------
                                Notary Public

STATE OF INDIANA  )
                  )
COUNTY OF VIGO    )

      I, Sally Garthwaite, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Nancy Pillon, known to me to be the individual executing the said Coal Mining Lease, and was duly acknowledged before me by her to be her act and deed.

      Given under my hand this 2 day of July, 1979.

      My commission expires: July 9 1982.

      County Residence is Vigo

                                            /s/ Sally Garthwaite
                                            -----------------------------
                                            Notary Public

STATE OF MARYLAND )
                  )
COUNTY OF _______ )

      I, ________________________, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Josephine Porterfield and Alexander R. Porterfield, her husband, known to me to be the individuals executing the said Coal Mining Lease, and was duly acknowledged before me by them to be their act and deed.

      Given under my hand this _____ day of __________, 1979.

      My commission expires: ___________________________

                                           _______________________________
                                            Notary Public

STATE OF INDIANA  )
                  )
COUNTY OF POSEY   )

      I, Malien R. Webster, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Steve C. Bach and Rosemary H. Bach, his wife, known to me to be the individuals executing the said Coal Mining Lease, and was duly acknowledged before me by them to be their act and deed.

      Given under my hand this 30th day of July, 1979.

      My commission expires: July 26, 1981

                                            /s/ Malien R. Webster
                                            -------------------------------
                                            Notary Public Malien R. Webster
                                            Residing in Posey Co.

STATE OF KENTUCKY   )
                    )
COUNTY OF BREATHITT )

      I, Mary L. Fugate, a Notary Public in and for the County and State aforesaid, do hereby certify that the foregoing Coal Mining Lease was this day produced to me in my said County and State by Roy Mullins, known to me to be the Vice President of Falcon Coal Company Inc., and was duly acknowledged by him to be his act and deed and the act and deed of Falcon Coal Company Inc.

      Given under my hand this 27 day of June, 1979.

      My commission expires: April 23, 1983

                                            /s/ Mary L. Fugate
                                            -----------------------------
                                            Notary Public, State at Large
                                                                 Kentucky

                                   EXHIBIT "A"

      Attached to and made a part of Coal Mining Lease dated July 30, 1979, from VIRGINIA MAE HINDMAN, ET AL as LESSOR to FALCON COAL COMPANY INC., as LESSEE. Description of Lands Owned by Lessors Leased to Lessee:

                                   TRACT NO. 1

      Lying and being in Breathitt County, Kentucky, and on the waters of Fugates Fork of Troublesome Creek, Beginning on a stake in the Branch and corner to the lands of Preston Miller, thence up the hill with said Millers line, S 65 W 165 feet to a stake in said Preston Miller Field, thence S 64 W 807 feet to a black oak and hickory on the ridge between Harvey's Branch and Fugates fork S 74 W 342 feet to a cucumber under the top of the ridge on the Harvey's Branch side, thence around the side of the hill, N 20 W 543 feet to the corner of a Patent and a small chestnut oak, thence N 21-45 E 835 to two chestnuts and corner to the land of Bum Miller, thence with said Millers line N 80-3 E 78 feet to a chestnut snag in the Fannie gap N 7-45 E 270 feet to a dogwood and chestnut N 36-30 E 300 feet to a black oak, N 57-15 E 270 feet to the top of the point and fence on the ridge between Big Leatherwood Creek of south fork of Quicksand Creek and Fugates fork of Troublesome Creek, thence with said ridge, S 30-15 E 239 feet to a black walnut S 46-45 E 356 feet to two sourwood and a black oak S 85-30 E 275 feet to a hickory, S 88-30 E 196 feet to the low gap at the head Big Leatherwood fork at the road, N 63 E 150 feet to a flat rock, N 40 E 130 feet to a black oak and walnut near the Big Coal opening, N 27-30 E 232 feet to a chestnut oak on top of the point, thence N 77-15 E 240 feet to a hickory and corner to the Goff Land Company, thence with said Goff Land Company's line, S 60-15 E 564 feet to a poplar and dogwood in the head of a small drain and corner to the land of Bum Miller, thence with said Miller's line up the hill S 48-45 E 264 feet to a large chestnut oak, thence around the hill S 2-15 W 940 feet to a chestnut oak, thence S 65-45 W 1710 feet to main Fugates fork and corner to the land of Preston Miller, thence up said Fugates fork, N 3-30 E 610 feet to the beginning, containing (92-1/2) ninety two and one half acres.

      Being the same property inherited by Mrs. Virginia Mae Hindman from her mother Margaret Day, being of record at ____________________, which was deeded by John Miller to

Margaret Day by deed dated February 19, 1212 and recorded in Deed Book 32, page
38. Virginia M. Hindman deeded this property to Grannis Bach and Evelyn Bach by deed dated June 17, 1937 and recorded in Deed Book 72, page 388, with Mrs. Hindman retaining a life interest in one-half of the proceeds. An Affidavit of Descent dated October 24, 1961, of record in Deed Book 100, page 204, deals with the death of Grannis Bach. Being also lands conveyed by a certain Deed dated ____ day Evelyn C. Bach to Steve C. Bach, et al, being of record in Deed Book
________, page __________, all of the above references being in the office of the County Court Clerk of Breathitt County, Kentucky.

                                   TRACT NO. 2

      Lying and being on the right hand fork of Ben Smith branch. Beginning on the ridge at the head of the right hand fork of Ben Smith branch at a black gum, chestnut and white oak, thence N84 W 36 poles to a black oak, N 14 W 54 poles to a black oak N 27 E 29 poles to a white oak, N 47 E 28 poles, N 12 E 31 poles to a small pine on the ridge, N 44 W 26 poles to a chestnut oak, N 17 E 32 poles to a chestnut, N 69 E 30 pole to two chestnut oaks on the ridge, S 65 E 9 poles, South 161 poles, S 30 W 33 poles to the beginning, containing 50 acres.

      Said land was granted by the Commonwealth of Kentucky Rhoda Smith by patent No. 32124, issued April 24, 1860, and recorded in Book 58, page 40.

      Said land is included in the boundary conveyed to J. J. C. Bach by Alvey Jane Combs, by deed dated October 29, 1898 and recorded in Deed Book 14, page 565; by Mary Bach, widow of J. J. C. Bach and Herschal Bach to Grannis Bach by deed dated August 10, 1916 and recorded in Dook Book 37, page 593 and was conveyed to Evelyn Bach, widow of Grannis Bach to Steve C. Bach, et al, by deed dated December 28, 1970 and recorded in Dook Book 120, page 664.

STATE OF KENTUCKY      )
                       ) Sct.
COUNTY OF BREATHITT    )

      I, Margaret McPherson, Clerk of the County Court in and for the county and state aforesaid, certify that the foregoing instrument was on the 29th day of September, 1982, lodged for record, whereupon the same with the foregoing and this certificate have been duly recorded in my office in Lease Bk.17 at page 190.

      WITNESS my hand this 30th day of September, 1982.

                                            MARGARET McPHERSON, CLERK

                                            By /s/ Virginia L. Schneider D.C.
                                               -------------------------

                               CONSENT TO SUBLEASE

      The undersigned, who are: EVELYN C. BACH, a widow, of 2375 Ohio Boulevard, Terre Haute, Indiana, 47803; MARY FRANCES MARSHALL and VINCENT MARSHALL, her husband, of 1177 Leavitt, Apt. 105, Flossmere, Illinois, 60422; NANCY PILLON, divorced and not remarried, of 2375 Ohio Boulevard, Terre Haute, Indiana, 47803; JOSEPHINE PORTERFIELD and ALEXANDER M. PORTERFIELD, her husband, of 619 Banyan Road, Edgewood, Maryland, 21040; and STEVE C. BACH and ROSEMARY H. BACH, his wife, of 512 Walnut Street, Mt. Vernon, Indiana, 47620, (the "LESSORS"), and who are the Lessors to FALCON COAL COMPANY, INC., a Delaware Corporation, of 1200 First Security Plaza, Lexington, Fayette County, Kentucky, 40507, by a July 30, 1979 lease (the "LEASE"), do hereby consent, effective the 28th day of October, 1982, to FALCON COAL COMPANY, INC. subleasing to KENTUCKY MAY COAL COMPANY, INC. a Virginia Corporation, of Post Office Box 5001, Hazard, Kentucy, 41701, under terms and conditions consistent with the lease from FALCON COAL COMPANY, INC., TO KENTUCKY MAY COAL COMPANY, INC., dated the 28th day of October, 1982, a copy of which is attached hereto.

      It is understood herein that, as a consideration of granting this Consent to Sublease, Falcon Coal Company, Inc., agrees to pay to the LESSORS a production royalty of $2.50 per ton of coal or ten percent (10%) of the gross sales price whichever is greater and to comply with all the terms and conditions of the original lease from LESSORS dated 3rd day of July, 1979, same being recorded in Lease Book No. 17, Page 190, Breathitt County Court Clerk's Office.

      It is further understood herein that the Lease from LESSORS to Falcon Coal Company dated July 3, 1979, provides for an annual minimum royalty of Ten Thousand Dollars ($10,000.00), all of which would be recoupable from the royalty due for coal to be mined from the properties during future years; Falcon Coal Company, Inc., agrees that it will not recoup more than Twenty Thousand Dollars ($20,000.00) that might be available for recoupment from the royalty due for coal mined from the properties being subleased herein to Kentucky May Coal Company, Inc.

      The Consent to Sublease shall not in any way continue the Lease beyond the time that said Lease would terminate according to its' own terms.

      IN TESTIMONY WHEREOF, the parties hereto have subscribed their names as of the dates set out below.

                                                     /s/ Evelyn C. Bach
                                                     ------------------
                                                     EVELYN C. BACH

STATE OF ILLINOIS  )
                   )
COUNTY OF COOK     )

      This is to certify that the foregoing Consent to Sublease was acknowledged before me by Evelyn C. Bach, Widow, this the 19th day of November, 1982.

      My Commission Expires: November 1, 1986

                                                     /s/ Robert J. Peterson
                                                     -----------------------
(SEAL)                                                   NOTARY PUBLIC

/s/ Mary Frances Marshall                            /s/ Vincent Marshall
-------------------------                            -----------------------
MARY FRANCES MARSHALL                                VINCENT MARSHALL

STATE OF ILLINOIS  )
                   )
COUNTY OF COOK     )

      This is to certify that the foregoing Consent to Sublease was acknowledged before me by Mary Frances Marshall and Vincent Marshall, her husband, this the 13th day of November, 1982.

      My Commission Expires:  MY COMMISSION EXPIRES 5/14/86

                                                       /s/ Mary J. Prendergast
                                                       -----------------------
(SEAL)                                                 NOTARY PUBLIC

                                                       /s/ Nancy Pillon
                                                       -----------------------
                                                       NANCY PILLON

STATE OF INDIANA  )
                  )
COUNTY OF VIGO    )

      This is to certify that the foregoing Consent to Sublease was acknowledged before me by Nancy Pillon, unmarried, this 9 day of November, 1982.

      My Commission Expires: July 10 1986

(SEAL) County Residence: Vigo

                                                 /s/ Sally Garthwaite
                                                 --------------------
                                                        NOTARY PUBLIC

/s/ Josephine Porterfield                        /s/ Alexander M. Porterfield
-------------------------                        ----------------------------
JOSEPHINE PORTERFIELD                            ALEXANDER M. PORTERFIELD

STATE OF MARYLAND    )
                     )
COUNTY OF BALTIMORE  )

      This is to certify that the foregoing Consent to Sublease was acknowledged before me by Josephine Porterfield and her husband, Alexander R. Porterfield this the 16th day of November, 1982.

      My Commission Expires: 7/1/86

                                                 /s/ Marilyn J. Cooper
                                                 -----------------------------
(SEAL)                                               NOTARY PUBLIC

/s/ Steve C. Bach                                /s/ Rosemary H. Bach
-----------------                                -----------------------------
STEVE C. BACH                                    ROSEMARY H. BACH

STATE OF INDIANA  )
                  )
COUNTY OF POSEY   )

      This is to certify that the foregoing Consent to Sublease was acknowledged before me by Steve C. Bach and his wife Rosemary H. Bach, this 24th day of November, 1982.

      My Commission Expires: May 26, 1983

                                                 /s/ Virginia C. Christmas
                                                 ----------------------------
(SEAL)                                               NOTARY PUBLIC

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                                                            SBL 0208 FCO KMA SPW
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                               Sublease Agreement

      This Sublease Agreement ("AGREEMENT"), effective as of this the 28th day of October, 1982, by and between Falcon Coal Company, Inc., a Delaware corporation, with a principal place of business at 1200 First Security Plaza, Lexington, Kentucky 40507, ("FALCON"); and Kentucky May Coal Company, Inc., a Virginia corporation, with a mailing address of P.O. Box 5004, Hazard, Kentucky 41701, ("KENTUCKY MAY") is as follows:

I.    RECITALS

1.1 Whenever the terms FALCON or KENTUCKY MAY are used in this AGREEMENT they shall apply to persons, both men and women, companies, co-partnerships and corporations, and, in reading this AGREEMENT, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid, shall be made in the same manner as if written into this AGREEMENT.

1.2 FALCON and KENTUCKY MAY are hereafter occasionally referred to as "PARTY(IES)" (in singular or plural usage, as indicated by the context), which, as used herein, is meant to refer to each PARTY as a collective entity including employees, agents and others normally responsible to the entity.

1.3 Terms in this AGREEMENT (other than names of PARTIES and article headings) which are set forth in upper case letters have the meanings established for such items in Article II of the AGREEMENT.

1.4 FALCON is lessee of the FALCON PROPERTY, possessing coal mineral and surface rights which FALCON is willing to sublease to KENTUCKY MAY.

1.5 Each of the PARTIES is presently engaged in mining and removing coal from their respective properties.

1.6 KENTUCKY MAY is willing to accept a sublease from FALCON in order to expedite and make more efficient continued mining operations on their respective properties.

      In consideration of the covenants and promises herein contained, and intending to be legally bound herby, the PARTIES agree as follows:

II.   DEFINITIONS

2.1   AFFILIATE shall mean:

      2.1.1 any business organization which directly or indirectly controls a
            PARTY:

      2.1.2 or any business organization with respect to which a PARTY is in direct or indirect control;

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

      2.1.3 or any business organization which is controlled by a business organization described in subsections 2.1.1 and 2.1.2 above.

2.2 FALCON PROPERTY shall mean those certain tracts of land described in Exhibit A attached hereto and made a part hereof.

2.3 LEASE TERM shall mean an uninterrupted term commencing upon the EFFECTIVE DATE and continuing until this AGREEMENT expires or is terminated in accordance with Article VIII.

2.4 LEASE YEAR shall mean the year commencing on October 1 of each year and terminating on September 31 of each year.

2.5 BASE LEASE shall mean a lease agreement by which FALCON has been granted rights to the FALCON PROPERTY.

2.6 FALCON COAL shall mean the coal in, on or above an elevation of 1,250 feet so as to include the No. 5A Seam and those seams overlying the 5A Seam on the FALCON PROPERTY.

2.7 PRODUCTION ROYALTY shall mean the per TON royalties upon FALCON COAL sold to THIRD PARTY accrued when such FALCON COAL is loaded in railroad cars at Seller's tipple.

2.8   TON shall mean 2000 pounds avoirdupois.

2.9 THIRD PARTY shall mean any individual, corporation, firm, organization or entity of any nature whatsoever other than FALCON or KENTUCKY MAY.

2.10 SURFACE MINING LAWS shall mean the provisions of the Federal Surface Mining Control and Reclamation Act of 1977 and the regulations issued thereunder, as well as statutes and regulations adopted by the Commonwealth of Kentucky applicable to surface mining.

2.11 GROSS SALES PRICE shall mean sales price for FALCON COAL at Seller's tipple less

      2.11.1 all federal and state excise and severance taxes levied against such coal, and

      2.11.2 transportation costs which are not included in the price of coal.

2.12 MINEABLE AND MERCHANTABLE shall refer to coal which can be mined at a reasonable profit in the prevailing coal market using then existing technology and mining methods appropriate for the relevant property.

III.  GRANT TO KENTUCKY MAY

      3.1 FALCON hereby grants and agrees to grant to KENTUCKY MAY, to have and to hold in quiet and peaceable possession, rights in and to the FALCON COAL as

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

            well as such rights to use the surface of the FALCON PROPERTY as FALCON possesses for the LEASE TERM, including but not limited to

            3.1.1 the right and privilege to mine and remove the FALCON COAL by the deep, surface, mountaintop, auger and any other method of mining now or hereafter in existence;

            3.1.2 the right to enter upon the surface of the FALCON PROPERTY;

            3.1.3 the right to use the surface of the FALCON PROPERTY for any purpose deemed necessary or convenient by KENTUCKY MAY in the mining, extracting, removing, storing, cleaning, processing, handling, shipping or marketing of FALCON COAL, as well as coal from adjoining and adjacent properties mined or marketed in connection with mining operations contemplated hereunder, including but not limited to the right to construct, erect or place thereon buildings, machinery, plants, roads, ways, tramroads, air shafts, power lines, substations, drains, drainways, silt ponds, dams, hollowfills, and any other improvements or structures and the rights to operate the same; and

            3.1.4 the right to use the surface to haul or transport men, supplies equipment, materials and coal, over, across, under and through the FALCON PROPERTY.

      3.2 The grant of Section 3.1 shall be limited to those rights FALCON possesses under the terms of the FALCON BASE LEASES, which documents are of public record and the terms of which are known by KENTUCKY MAY.

IV. PAYMENTS AND ROYALTIES BY KENTUCKY MAY

4.1 KENTUCKY MAY agrees to pay to FALCON, as the PRODUCTION ROYALTY, the sum of $2.50 per TON of FALCON COAL sold or 10% of the GROSS SALES PRICE for each TON of FALCON COAL sold, whichever amount is greater.

4.2 KENTUCKY MAY shall submit to FALCON by the 15th day of the month following the month in which the PRODUCTION ROYALTY accrued, a written report showing

      4.2.1 the number of TONS of FALCON COAL mined from each tract of FALCON PROPERTY;

      4.2.2 the number of TONS of FALCON COAL sold;

      4.2.3 the GROSS SALES PRICE; and

      4.2.4 the amount of PRODUCTION ROYALTY due.

4.3 Concurrently with making the report specified in Section 4.2, KENTUCKY MAY will pay the total PRODUCTION ROYALTY due.

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

4.4 The weight of FALCON COAL mined shall be determined by any reasonable and accurate method or system selected by KENTUCKY MAY and the weight of FALCON COAL sold shall be determined using the truck weights KENTUCKY MAY uses to prepare its invoices to THIRD PARTY purchasers of FALCON COAL.

4.5 All payments required or intended to be sent to FALCON under the terms of this AGREEMENT shall be deemed sufficient and satisfied if posted by first-class mail with the U.S. Postal Service and tendered to the address herein designated, or to such other address as FALCON may designate in writing to KENTUCKY MAY.

V. REPRESENTATIONS AND WARRANTIES

5.1   FALCON represents and warrants that

      5.1.1 As of the EFFECTIVE DATE, all the FALCON BASE LEASES are in full force and effect and FALCON is not in breach or default of any material provisions of any FALCON BASE LEASE;

      5.1.2 FALCON has the right to lease and convey the interest which it hereby leased and conveyed.

      5.1.3 FALCON will continue to comply with all terms and conditions of the FALCON BASE LEASES, committing no act which would result in a termination of any FALCON BASE LEASE during the term of this AGREEMENT;

      5.1.4 FALCON will use its best efforts to obtain any extension or renewal of the term of any FALCON BASE LEASE as may be necessary or required for the mining and removal of all of the MINEABLE AND MERCHANTABLE FALCON COAL;

      5.1.5 FALCON will not mortgage or assign any of its rights under the FALCON BASE LEASES without first having obtained the prior written consent of KENTUCKY MAY.

      5.1.6 FALCON will pay and all advance royalties, minimum royalties and/or production royalties in accordance with the provisions of the FALCON BASE LEASES.

VI. RIGHTS AND OBLIGATIONS OF THE PARTIES

6.1   KENTUCKY MAY agrees with respect to the FALCON PROPERTY

      6.1.1 to abide by all terms and provisions of the BASE LEASES governing such property (except as regards payment of royalties to BASE LEASE lessors);

      6.1.2 to provide the BASE LEASE lessors and FALCON the opportunity to review and comment on any proposed permits to be obtained on the FALCON PROPERTIES

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

            prior to the submission of the permit applications to the Department of Natural Resources or any other state or federal regulatory authorities;

      6.1.3 to give notice to the BASE LEASE lessors and to FALCON whenever KENTUCKY MAY encounters an area or pit of coal which it determines is not MINEABLE AND MERCHANTABLE;

      6.1.4 at all times to diligently and energetically operate, develop and prosecute the mining operations on the FALCON PROPERTY, using its best efforts to insure that all of the MINEABLE AND MERCHANTABLE FALCON COAL will be recovered;

      6.1.5 to perform no auger mining without obtaining prior written consent from FALCON and from the BASE LEASE lessors;

      6.1.6 to reclaim all of the FALCON PROPERTY which they disturb in accordance with the SURFACE MINING LAWS;

      6.1.7 to use its best efforts to insure that in the disturbance of any of the property described herein that it will not render any other seam or seams or areas of coal unmineable after the termination of this AGREEMENT;

      6.1.8 not to use or permit to be used any access or haul roads, which are not state or county designated, and which are being used by FALCON in transporting men, supplies, materials or coal without first having obtained the prior written consent of FALCON.

6.2 KENTUCKY MAY agrees that FALCON, its agents, engineers, attorneys or other persons on FALCON'S behalf shall at all reasonable times have the right and privilege of entering the works and mines of KENTUCKY MAY upon or beneath the surface of the FALCON PROPERTIES in order to inspect, examine, survey or measure the same or any part thereof, or for any lawful purpose and for these purposes to use freely the means of access to said works or mines without hindrance or molestation.

6.3 KENTUCKY MAY shall have the right no enter upon the FALCON PROPERTY after the termination of this AGREEMENT for the purpose of revegetating and/or reclaiming areas disturbed by KENTUCKY MAY in the mining of FALCON COAL and otherwise complying with the requirements of any SURFACE MINING LAWS and accordingly, the PARTIES hereto do agree to and consent, to the extent that they are able, to the post mining land use for the property to be selected hereafter by the PARTIES.

6.4 In the event any FALCON BASE LEASE requires the payment of wheelage, KENTUCKY MAY agrees to pay the amounts when due which are attributable to its use of FALCON PROPERTY.

6.5 FALCON agrees to be responsible for the payment of royalties on FALCON BASE LEASES, whether said royalties be tonnage royalties, advance royalties or minimum

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

      royalties, paying same promptly on the due date. FALCON shall be entitled to fully recoup advance or minimum royalties heretofore or hereafter paid in accordance with the FALCON BASE LEASES.

6.6 KENTUCKY MAY agrees and covenants to indemnify and save harmless FALCON against any and all claims arising either directly or indirectly from the conduct or management of KENTUCKY MAY'S business on the FALCON PROPERTY and from any work or thing whatsoever done in, on or about the FALCON PROPERTY by KENTUCKY MAY, its agents, servants or assigns, and arising from any accident, injury or damage whatsoever, however caused, to any person or persons, or to the property of any person, persons, corporation or corporations, and from any and all costs, counsel fees, expenses and liabilities incurred as a result of any such claim, accident, injury or damage or any action or proceeding brought thereon.

6.7 Each PARTY agrees to promptly notify the other PARTY of any claims or demands being made against the FALCON PROPERTY or arising out of mining operations thereon, whether the said claims or demands shall have any merit or shall have been made in writing or otherwise, except that state or federal routine mining violation notices shall not be considered a claim or demand.

VII. TAXES AND INSURANCE

7.1 KENTUCKY MAY agrees to be responsible for and shall pay all taxes levied or assessed against its mining operations including but not limited to

      7.1.1 severance tax

      7.1.2 sales and/or use tax

      7.1.3 personal property tax

      7.1.4 black lung tax

      7.1.5 reclamation tax

      7.1.6 income tax

      7.1.7 other taxes of the State of Kentucky or the United States or any other governmental or political subdivision or agency thereof which are now in effect or which may hereinafter be in effect during the term of this AGREEMENT.

7.2 KENTUCKY MAY agrees to secure and maintain separate workers' compensation coverage either through a policy of insurance or through a self-insurance plan under the laws and regulations of the State of Kentucky and of the United States which said coverage shall apply to the employees of KENTUCKY MAY working on the FALCON PROPERTIES.

VIII. TERM AND TERMINATION

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                                                            SBL 0208 FCO KMA SPW
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8.1   The LEASE TERM shall be for four (4) years commencing with the EFFECTIVE
      DATE and shall automatically be extended for such additional one (1) year terms necessary for KENTUCKY MAY to comply with all SURFACE MINING LAWS pertaining to the FALCON PROPERTY.

8.2 KENTUCKY MAY may terminate its sublease of the FALCON PROPERTY whenever, in KENTUCKY MAY's sole opinion, all MINEABLE AND MERCHANTABLE FALCON COAL has been removed, by giving FALCON sixty (60) days written notice.

8.3 The word "termination" and cognate words, such as "term" and "terminate", used in this AGREEMENT are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which shall survive any termination to the degree necessary to permit their complete fulfillment or discharge:

      8.3.1 KENTUCKY MAY'S right to enter upon the FALCON PROPERTY and to remove any and all property put on such FALCON PROPERTY by KENTUCKY MAY;

      8.3.2 KENTUCKY MAY'S right to enter upon the FALCON PROPERTY for the purpose of reclaiming areas disturbed by mining and otherwise complying with the requirements of any SURFACE MINING LAWS;

      8.3.3 the PARTIES' representations and warranties set out in Article V;

      8.3.4 KENTUCKY MAY'S obligation to pay royalties due and owing at the time of termination.

8.4 In the event any FALCON BASE LEASE requires the FALCON BASE LEASE lessor's consent to any sublease, the PARTIES agree to use their best efforts to obtain such consent. If such consent cannot be obtained under reasonable terms, this AGREEMENT shall be ineffective with regard to the property covered by that FALCON BASE LEASE.

8.5 KENTUCKY MAY shall be declared to be in default if the royalties required to be paid to FALCON herein remain unpaid for thirty (30) days after notice of delinquency has been given or if any breach of a material provision of this AGREEMENT is not corrected within sixty (60) days after notice thereof has been given. FALCON shall have the right

      8.5.1 to terminate this AGREEMENT with respect to the FALCON PROPERTY it sublet to KENTUCKY MAY;

      8.5.2 to reenter upon the FALCON property, take possession and re-enjoy it as if this AGREEMENT had never been executed; and

      8.5.4 to take any legal or equitable action to recover the FALCON PROPERTY, to obtain any unpaid royalties or to require that KENTUCKY MAY perform necessary reclamation.

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

8.6 Any waiver of any particular cause of forfeiture shall not prevent the forfeiture or cancellation of this AGREEMENT for any other cause of forfeiture or for the same cause occurring at any time.

8.7 The remedies given in this Article VIII are merely cumulative and shall not deprive any PARTY of its other legal or equitable remedies.

IX.   GENERAL PROVISIONS

9.1   RIGHT OF REMOVAL

      Property of every kind put on the FALCON PROPERTY by KENTUCKY MAY or used in connection with its mining operations thereon, shall at all times be and remain the property of KENTUCKY MAY with the full and free right to remove the same at any time.

9.2   MAPS

      KENTUCKY MAY agrees to employ competent engineers to keep an accurate map of the mine workings upon the property sublet to them showing at all times, the progress of the work, and said map, together, with all books and records of all coal mined, shall be at all reasonable times, open for the inspection by FALCON and its duly authorized agents.

9.3   CONFIDENTIALITY

      All books and records of KENTUCKY MAY of whatever nature which are made available to FALCON shall be deemed proprietary and confidential to KENTUCKY MAY. FALCON will not disclose to any THIRD PARTY any information contained therein unless

      9.3.1 FALCON has received prior written consent from an officer of KENTUCKY MAY;

      9.3.2 such information has been made public through no fault of FALCON;

      9.3.3 FALCON received such information from a THIRD PARTY who had not wrongfully obtained such information and had the right to disclose it.

9.4   ASSIGNMENT AND SUBLETTING

      Neither of the PARTIES may assign this AGREEMENT or further sublet the property described herein or any part thereof without the prior written permission of the other PARTY; however a PARTY may assign or sublease the property and its interest therein to an AFFILIATE of that PARTY without the necessity of obtaining consent.

9.5   NOTICES

      It is understood and agreed that any notice given by either PARTY hereto to the other, under any of the provisions hereof, or in connection herewith, shall be deemed to have been properly delivered and served when sent by certified United States mail, return receipt requested, postage prepaid to the address or addresses set forth in the first

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

      paragraph of this AGREEMENT or at such other address as a PARTY may designate in writing.

9.6   BINDING EFFECT

      The rights, powers, privileges, interest and title granted in this AGREEMENT shall be held, owned, used and enjoyed by the PARTIES hereto and their heirs, executors, administrators, successors and assigns; and all covenants, conditions and obligations created by this AGREEMENT shall be binding against them in like manner and to the same extent they bind the PARTIES hereto.

9.7   NON-WAIVER

      The failure of either PARTY to enforce at any time any of the provisions of this AGREEMENT or any rights in respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way to affect the validity of this AGREEMENT.

9.8   SEVERABILITY

      If any clause of this AGREEMENT shall be deemed to be invalid by a court of competent jurisdiction, it shall not affect the remaining portions of this AGREEMENT.

9.9   SOLE UNDERSTANDING

      This AGREEMENT embodies all of the understandings and obligations between the PARTIES with respect to the subject matter hereof and neither PARTY shall be bound by any conditions, definitions, warranties, or representations with respect to the subject matter of this AGREEMENT other than as expressly provided in this AGREEMENT or as duly set forth on or subsequent to the EFFECTIVE DATE in writing and executed with at least equal formality to the execution of this AGREEMENT. This AGREEMENT supersedes any prior agreements between the PARTIES hereto related to the same subject matter.

9.10  GOVERNING LAW

      This AGREEMENT shall be construed according to the laws of the Commonwealth of Kentucky, United States of America.

9.11  CAPTIONS

      The captions of this AGREEMENT are for the purpose of convenience only, and in no way define, limit or describe the scope or intent of this AGREEMENT, or in any way affect or alter any of the provisions hereof.

9.12  EXHIBITS

      All exhibits referred to in the AGREEMENT are incorporated herein by reference.

9.13  EXECUTION

      This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

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9.14  MEMORANDUM OF LEASE

      The PARTIES agree to execute a Memorandum of Lease covering this AGREEMENT. If the terms of such Memorandum of Lease in any way are deemed to conflict with the terms of this AGREEMENT, this AGREEMENT shall govern.

      IN WITNESS WHEREOF each of the PARTIES hereto have subscribed their names and have signed or caused this AGREEMENT to be signed by their duly authorized representatives as of the dates written below.

KENTUCKY MAY COAL COMPANY, INC.

BY: /s/ Michael P. Buchart                                      /s/ Gary Hallon
    ----------------------                                      ---------------
    Michael P. Buchart                                          Attest
    President

DATE: ___________________

FALCON COAL COMPANY, INC.

BY: /s/ Roy Mullins                                             /s/ Gary Hallon
    -----------------                                           ---------------
      Roy Mullins                                               Attest
      Vice President

DATE: ___________________

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

STATE OF KENTUCKY )

COUNTY OF BREATHITT  )

      I, Mary L. Fugate, a Notary Public in and for the State and County aforesaid, do hereby certify that the foregoing Sublease Agreement by and between KENTUCKY MAY COAL COMPANY, INC. and FALCON COAL COMPANY, INC., was this day produced to me in my said County and State by Michael Buchart, known to me to be the President of KENTUCKY MAY COAL COMPANY, INC., and was duly acknowledged before me by him to be his true act and deed.

      Given under my hand this 28th day of October, 1982.

      My Commission Expires: April 23, 1983.

                                         /s/ Mary L. Fugate
                                         ---------------------
                                             NOTARY PUBLIC

STATE OF KENTUCKY   )

COUNTY OF BREATHITT   )

      I, Mary L. Fugate, a Notary Public in and for the State and County aforesaid, do hereby certify that the foregoing Sublease Agreement by and between KENTUCKY MAY COAL COMPANY, INC. and FALCON COAL COMPANY, INC., was this day produced to me in my said County and State by Roy Mullins, known to me to be the Vice President of FALCON COAL COMPANY, INC., and was duly acknowledged before me by him to be his true act and deed.

      Given under my hand this 28th day of October, 1982.

      My Commission Expires: April 23, 1983.

                                         /s/ Mary L. Fugate
                                         ------------------
                                             NOTARY PUBLIC

                                                            SBL 0208 FCO KMA SPW
                                                                   092782 LGM/EA

                                    EXHIBIT A

                                 FALCON PROPERTY

1. That portion of the real property leased to FALCON from Elias Noble, et al, by Lease dated May 15, 1974, a copy of said Lease being of record in the Breathitt County Court Clerk's Office in Lease Book 3, Page 725 as set forth on Map B, attached hereto, denoted as Tract ___.

2. That portion of the real property leased from Marie R. Turner to FALCON by Lease dated March 16, 1981, a copy of said Lease being of record in the Breathitt County Court Clerk's Office in Lease Book 16, Page 394 (Tract 3 on Map B).

3. That portion of the real property leased from Rebecca Smith Lee, et al, to FALCON by Lease dated November 12, 1980, a copy of said Lease being of record in the Breathitt County Court Clerk's Office in Lease Book 17, Page 40 (Tract 5 on May B).

4. That portion of the real property leased from Kentucky Union Company to FALCON by Lease dated August 1, 1977, a copy of said Lease being of record in the Breathitt County Clerk's Office (Tract 6 on Map C).

5. That portion of the real property leased from Rebecca Smith Lee, et al, to FALCON by Lease dated November 12, 1980, a copy of said Lease being of record in the Breathitt County Court Clerk's Office in Lease Book 17, Page 40 (Tract 7 on Map C).

6. That portion of the real property leased from Steve C. Bach, et al to Falcon by lease dated July 30, 1979, set forth on map marked Exhibit "C" attached hereto, and denoted Tract #8.

                         CONSENT TO ASSIGNMENT OF LEASE,
                              ESTOPPEL CERTIFICATE
                                       AND
                               AMENDMENT OF LEASE

      THIS CONSENT TO ASSIGNMENT OF LEASE, ESTOPPEL CERTIFICATE AND AMENDMENT OF LEASE, made and given this 26th day of October, 1998, by and between WILLIAM BACH MARSHALL, single, JAMES THOMAS MARSHALL and BONNIE MARSHALL, his wife, VINCENT MARSHALL, JR. and SYLVIA MARSHALL, his wife, NANCY MARSHALL SIMPSON and JOHN SIMPSON, her husband, NANCY B. PILLION, Trustee of the NANCY B. PILLION LIVING TRUST, and ALEXANDER M. PORTERFIELD, a widower, and STEVE C. BACH and ROSEMARY H. BACH, his wife, hereinafter collectively referred to as "Lessor", ARK LAND COMPANY, a Delaware corporation, hereinafter referred to as "Lessee", and LESLIE RESOURCES, INC., a Kentucky corporation, hereinafter referred to as "Leslie Resources".

                                   WITNESSETH:

      WHEREAS, by that certain Coal Mining Lease dated July 30, 1979, as the same may have been previously supplemented and amended, between Lessor and Falcon Coal Company, Inc., predecessor in interest to Lessee, such lease being here incorporated by reference as if fully set forth (the "Base Lease"), Lessee acquired certain rights respecting the mining and removing of mineable and merchantable coal in, on and under certain tracts or parcels of land located on Fugates Fork and Ben Smith Branch in Breathitt County, Kentucky, containing 150 acres, more or less; and,

      WHEREAS, subject to the consent of Lessor, and except as amended hereby, Lessee has proposed to assign all of its rights, titles, interests and obligations in, to and under the Base Lease to Leslie Resources, Inc., a Kentucky corporation, 1021 Lori Drive, Hazard, Kentucky 41701 on the terms and conditions herein set forth.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties Lessor do hereby grant their consent to the assignment of the Base Lease from Lessor to Leslie Resources, subject, however, to the following:

      1. Without intending to change or lessen the obligations between Lessor and Lessee under the Base Lease, Lessor agrees to only look to Lessee for the performance of any obligations or the satisfaction of any liabilities which may have occurred or which may have arisen prior to the date of the assignment of the Base Lease from Lessee to Leslie Resources; further, Lessor agrees to look only to Leslie Resources, or any subsequent sublessee or assignee of Leslie Resources, as to its particular performance of the covenants and conditions of the Base Lease from and after the date of the assignment, thereof by Lessee to Leslie Resources (i.e. Leslie Resources or its sublessee or assignee will be solely and individually responsible for their respective acts or omissions).

      2. The parties Lessor, as the owners of the property covered by the Base Lease, hereby certify that, as of the date hereof, the Base Lease is in full force and effect. Further, the parties Lessor do hereby release and discharge Lessee from any and all claims which they may have relating to any acts or omissions of Lessee or its predecessors either under the Base Lease or on the property covered thereby.

      3. Paragraph 9 of the Base Lease is hereby amended to authorize the form of auger mining known as highwall mining and/or thin seam mining on the property covered by the Base Lease.

      4. The granting clause of the Base Lease and Exhibit A to the Base Lease are hereby amended and modified to delete the Ben Smith Branch property from the premises covered by the Base Lease, such that the Base Lease shall, as of the date hereof and going forward, only cover and relate to the 92 1/2 acre, more or less, Tract No. 1 located on Fugates Fork.

      5. Paragraph 4(a) of the Base Lease is hereby supplemented, clarified and amended to provide for a further extended term of five (5) years beyond July 30, 1999, and thereafter for fifteen (15) additional one (1) year terms, with such further extended term(s) to be automatic unless the Lessee shall have notified the Lessor of its intent to not further extend said term prior to the expiration of the then current term. Provided, however, that the lessee under the Base lease shall have the right and option to terminate the Base Lease at the end of the extended five (5) year term or at any time thereafter by providing six (6) months prior written notice to Lessor.

In addition, Lessor and Lessee hereby confirm that Lessee or its successors or assigns, including Leslie Resources, has, and shall continue to hold, a right of reentry after the expiration or termination of the Base Lease for the purpose of reclaiming the property covered by the Base Lease. In the event that Lessee or its successors or assigns, including Leslie Resources, shall mine and recover any coal as a part of such reclamation activities Lessee or its successors or assign, including Leslie Resources, shall pay to Lessor the earned royalties required under the Base Lease.

      6. Lessor, Lessee and Leslie Resources understand and agree that the obligation of the lessee to pay minimum royalty pursuant to paragraph 6 of the Base Lease shall be amended as follows:

      (a) Upon the execution of this document by all of the parties, Lessee and Leslie Resources shall pay to Lessor as minimum royalty or advance royalty the sum of One Hundred and Fifty Thousand Dollars ($150,000.00), Fifty Thousand Dollars ($50,000.00) of which will be paid by Lessee and One Hundred Thousand Dollars ($100,000.00) of which will be paid by Leslie Resources. In consideration of the payment made by Lessee, the parties Lessor hereby release Lessee from any lost coal claim which they may have had due to the construction, location and use of the slurry impoundment and refuse dam on Tract No. 1 of the property covered by the Base Lease.

      (b) Effective as of May 31, 1999, the annual minimum royalty required under the Base Lease shall be, and the same is hereby, increased from Ten Thousand ($10,000.00) per year to Fifteen thousand Dollars ($15,000.00) per year, and Lessor and Leslie Resources understand and agree that such $15,000.00 payments shall be "guaranteed" and will be paid for each year during the five (5) year extended term beginning July 30, 1999.

      (c) All minimum or advance royalties, whether paid, concurrently herewith or in the future, shall be fully recoupable against earned royalties otherwise due according to the terms and conditions set forth in the Base Lease. Likewise, the Reprocessing Fee referenced below in paragraph 7 shall also be taken as a credit by Leslie Resources or its successors or assigns until all such minimum or advance royalties have been fully recouped. Provided, however, the parties hereto understand and agree that all minimum royalties or advance royalties that have been previously paid by Lessee and its predecessor shall be forfeited and shall not be subject to recoupment.

      (d) All minimum or advance royalties (or earned royalties payable hereafter under other provisions of the Base Lease) or the Reprocessing Fee referenced below, shall be paid in the following proportions, to wit:

Steve C. Bach                                 32.5    %
Nancy B. Pillion                              22.5    %
Alexander R. Porterfield                      22.5    %
Vincent Marshall, Jr.                          5.625  %
William Bach Marshall                          5.625  %
James Thomas Marshall                          5.625  %
Nancy Marshall Simpson                         5.625  %

      and/or to their heirs, successors or assigns.

      7. Paragraphs 5(a) 5(b) and 5(c) of the Base Lease are hereby deleted in their entirety, and substituted therefor shall be the following:

      "LESSEE shall pay to LESSOR as earned royalties for all merchantable coal actually mined, removed and sold from tract No. 1 by the mountain top, surface, auger, highwall or deep mining methods(s) an amount equal to seven (7%) percent of the average gross realization price for such coal, F.O.B. mine or tipple, but in no event shall the earned royalties payable hereunder be less that One Dollar and Seventy-Five Cents ($1.75) per clean ton of coal"

      8. Lessor, Lessee and Leslie Resources understand and agree that Tract No. 1 of the property covered by the Base Lease presently has a coal processing facility and related appurtenances, including a slurry impoundment and refuse dam, all of which uses have been and will continue to be permissible uses under the Base Lease. As regards refuse material now present on Tract No. 1 or refuse material that may be added to Tract No. 1 by the lessee under the Base Lease in the future, in the event that Leslie Resources or its successors or assigns should "reprocess" any of such refuse material and recover marketable coal therefrom, Leslie Resources shall pay to LESSOR a Reprocessing Fee of Five Cents ($0.05) for each marketable ton of coal so recovered and sold. Provided, however, that no such Processing Fees shall be payable for so long as there remains a recoupable balance of advance or minimum royalties that have been paid.

      9. Leslie Resources, as the assignee and new lessee under the Base Lease, agrees to leave and not disturb any presently available deep mine portal sites (i.e. at the out crop) on the property covered by the Base Lease so as to leave sufficient access to deep mineable coal seams. Prior to commencing coal removal operations hereunder, Leslie Resources shall furnish Lessor a plan for all such mining operations to be conducted upon the property covered by the Base Lease. If Leslie Resources shall have received no written comments (based upon a reasonableness standard) upon such plan within thirty (30) days, then Leslie Resources shall have the right to commence mining operations pursuant to such plan without any liability to Lessor for damage to or sterilization of leased coal indicated by such plan. Except in emergency situations, Leslie Resources shall not substantially deviate from such mine plan unless Leslie Resources shall have first furnished Lessor a plan showing such deviation and have allowed Lessor a like period of thirty (30) days in which to comment upon such plan.

      10. This document may be executed in counterparts, and all counterparts taken together shall constitute one original.

      11. Nothing contained herein shall be construed to be, or operate to be, a consent on the part of Lessor to any subsequent sublease or assignment of the Base Lease, as amended, it being understood that any such further sublease or assignment shall require the consent of Lessor in accordance with the terms and conditions of the Base Lease.

      12. AEI Holding Company, Inc., the parent corporation of Leslie Resources, has added its signature below for the purpose of guaranteeing the performance of the covenants and conditions of the Base Lease, as amended, by Leslie Resources.

      IN TESTIMONY WHEREOF, witness the signatures of the parties hereto the day and year first above written.

[Notary Seal]

                              /s/ James T. Marshall
                              --------------------------------
                              WILLIAM BACH MARSHALL

                              /s/ James Thomas Marshall
                              --------------------------------
                              JAMES THOMAS MARSHALL

                              /s/ Bonnie Marshall
                              --------------------------------
                              BONNIE MARSHALL

                              /s/ Vincent Marshall, Jr.
                              --------------------------------
                              VINCENT MARSHALL, JR.

                              /s/ Sylvia Marshall
                              --------------------------------
                              SYLVIA MARSHALL

                              /s/ Nancy Marshall Simpson
                              --------------------------------
                              NANCY MARSHALL SIMPSON

                              /s/ John Simpson
                              --------------------------------
                              JOHN SIMPSON

                              NANCY B. PILLION LIVING TRUST

                              By: /s/ Nancy B. Pillon, Trustee
                                  ----------------------------
                                  NANCY B. PILLION, TRUSTEE

                              /s/ Alexander M. Porterfield
                              --------------------------------
                              ALEXANDER M. PORTERFIELD

                              /s/ Steve C. Bach
                              --------------------------------
                              STEVE C. BACH

                              /s/ Rosemary H. Bach
                              --------------------------------
                              ROSEMARY H. BACH

                              ARK LAND COMPANY

                              By: /s/ Terence L. Irons
                                  ----------------------------
                              Its: Vice President

                              LESLIE RESOURCES, INC.

                              By: /s/ D.P. Brown
                                  -------------------------
                              Its: President

                              AEI HOLDING COMPANY, INC.

                              By: /s/ D.P. Brown
                                  -------------------------
                              Its: President

STATE OF   )
           )  SS:
COUNTY OF  )

      The foregoing instrument was acknowledged before me this ____ day of ____________________, 1998, by WILLIAM BACH MARSHALL, single.

      My commission expires ___________________________________.

                                      ________________________________
                                            Notary Public

STATE OF   )
           )  SS:
COUNTY OF  )

      The foregoing instrument was acknowledged before me this ____ day of ____________________, 1998, by JAMES THOMAS MARSHALL and BONNIE MARSHALL, his wife.

      My commission expires ___________________________________.

                                      ________________________________
                                            Notary Public

STATE OF    )
            )  SS:
COUNTY OF   )

      The foregoing instrument was acknowledged before me this ____ day of ____________________, 1998, by VINCENT MARSHALL, JR. and SYLVIA MARSHALL, his wife.

      My commission expires ___________________________________.

                                      ________________________________
                                            Notary Public

STATE OF    )
            )  SS:
COUNTY OF   )

      The foregoing instrument was acknowledged before me this ____ day of ____________________, 1998, by NANCY MARSHALL SIMPSON and JOHN SIMPSON, her husband.

      My commission expires ___________________________________.

                                      ________________________________
                                            Notary Public

STATE OF    )
            )  SS:
COUNTY OF   )

      The foregoing instrument was acknowledged before me this ____ day of ____________________, 1998, by STEVE C. BACH and ROSEMARY H. BACH, his wife.

      My commission expires ___________________________________.

                                      ________________________________
                                            Notary Public

STATE OF    )
            )  SS:
COUNTY OF   )

      The foregoing instrument was acknowledged before me this ____ day of ____________________, 1998, by NANCY B. PILLION, Trustee of the NANCY B. PILLION LIVING TRUST.

      My commission expires ___________________________________.

                                      ________________________________
                                            Notary Public

STATE OF MD       )
                  )  SS:
COUNTY OF HARFORD )

      The foregoing instrument was acknowledged before me this 14th day of September, 1998, by ALEXANDER M. PORTERFIELD, a widower.

      My commission expires Sept 8, 2000 .

                                            /s/ Kathleen A. Anderson
                                            ------------------------
                                                    Notary Public

STATE OF WEST VIRGINIA   )
                         )  SS:
COUNTY OF CABELL         )

      The foregoing instrument was acknowledged before me this 26 day of October, 1998, by Terence L. Irons, Vice President of ARK LAND COMPANY, a Delaware corporation, on behalf of the corporation.

      My commission expires 1-24-2000 .

                                            /s/ Joyce A. Johnson
                                            --------------------
[Notary Seal]                                    Notary Public

STATE OF KENTUCKY )
                  ) SS:
COUNTY OF BOYD    )

      The foregoing instrument was acknowledged before me this 12th day of October, 1998, by Donald P. Brown, President of LESLIE RESOURCES, INC., a Kentucky corporation, on behalf of the corporation.

      My commission expires 8/13/2001 .

                            /s/ Kristi Lee Moss (Ruggles)
                            -----------------------------
                                      Notary Public

STATE OF KENTUCKY )
                  ) SS:
COUNTY OF BOYD    )

      The foregoing instrument was acknowledged before me this 12th day of October, 1998, by Donald P. Brown, President of AEI HOLDING COMPANY, INC., on behalf of the corporation.

      My commission expires 8/13/2001 .

                            /s/ Kristi Lee Moss (Ruggles)
                            -----------------------------
                                     Notary Public

This Instrument Prepared By:

/s/ Gary L. Colley
------------------------
Gary L. Colley, Attorney
P. O. Box 6300
Huntington, West Virginia 25571

                              ASSIGNMENT OF LEASE

      THIS ASSIGNMENT OF LEASE, made and entered into as of this 25th day of November, 1998, by and between ARK LAND COMPANY, a Delaware corporation, with a mailing address of CityPlace One, CityPlace Drive, Suite 300, St. Louis, Missouri 63141, hereinafter referred to as "ASSIGNOR", and LESLIE RESOURCES, INC., a Kentucky corporation, with a mailing address of 1021 Tori Drive, Hazard, Kentucky 41701, hereinafter referred to as "ASSIGNEE".

                                   WITNESSETH:

      WHEREAS, by that certain Coal Mining Lease dated July 30, 1979, as the same may have been previously supplemented (the last Amendment of Lease being dated October 26, 1998), between William Bach Marshall, et al (the "Lessors") and Falcon Coal Company, predecessor in interest to Assignor, such lease, as supplemented and amended being here incorporated by reference as if fully set forth (the "Base Lease"), Assignor leased certain coal seams on certain real property together with the right to make use of the surface thereof, such property being located on Fugates Fork in Breathitt County, Kentucky; and,

      WHEREAS, ASSIGNEE has requested that ASSIGNOR assign the Base Lease to ASSIGNEE; and,

      WHEREAS, the Lessors under the Base Lease have granted their consent to the assignment of the Base Lease by ASSIGNOR to ASSIGNEE;

      NOW, THEREFORE, in furtherance of the agreement of ASSIGNOR to transfer, assign and quitclaim the Base Lease to ASSIGNEE, ASSIGNOR, but only to the extent that it has the right to do so under the Base Lease, or otherwise, does hereby quitclaim and set over unto ASSIGNEE the Base Lease and all of the rights, titles, interests and obligations of ASSIGNOR therein or arising thereunder, upon the following terms and conditions:

      1. ASSIGNOR and ASSIGNEE each acknowledge that the consent of the Lessors under the Base Lease has been obtained upon mutually agreeable terms.

      2. To the best of its knowledge, ASSIGNOR has paid all monies required under the Base Lease as of the date hereof. Further, as of the date hereof, ASSIGNOR understands and believes that the recoupable balance under the Base Lease is $140,000.00. ASSIGNEE, rather than ASSIGNOR, shall have the right to recoup (for ASSIGNEE's sole benefit) all such recoupable balance, but only to the extent that such recoupable balance now is, and continues to remain, recoupable. Provided, however, that ASSIGNOR neither warrants nor represents that such sum shall be recoupable by ASSIGNEE according to the terms and conditions of the Base Lease. Also to the extent that ASSIGNOR has been required to make further advance minimum royalty payments under the Base Lease after February 28, 1998, all as more particularly set forth on Exhibit A attached hereto, ASSIGNEE has also agreed to reimburse ASSIGNOR for all of such payments, and then ASSIGNEE shall be entitled to recoup such amounts so paid by ASSIGNOR after February 28, 1998.

      3. To the best of its knowledge, ASSIGNOR has performed in accordance with all of the terms and conditions contained in the Base Lease, and such Base Lease is valid, subsisting and in full force and effect as of the date hereof. Provided, however, that, in the event that the Lessors should prevail in any claim that ASSIGNOR is in default for failing to have kept and performed all of such terms and conditions, ASSIGNOR shall not incur any liability to ASSIGNEE therefor.

      4. ASSIGNEE agrees to accept this Assignment of Lease and to assume the performance of the Base Lease with respect to all obligations of the lessee thereunder from and after the date hereof, but not with respect to any such obligations owed to the Lessors under the Base Lease prior to the date hereof. ASSIGNEE agrees to indemnify and hold ASSIGNOR harmless from any liability, loss, expense or cost arising out of or in connection with the Base Lease or operations of ASSIGNEE or its successors or assigns thereon from and after the date hereof.

      IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have executed this instrument as of the day and year first above written.

                                                 ARK LAND COMPANY

                                                 By: /s/ Terence L. Irons
                                                     ---------------------

                                                 Its: Vice President - Land

                                                 LESLIE RESOURCES, INC.

                                                 By: /s/ D.P. Brown
                                                     ---------------------

                                                 Its:  President

STATE OF WEST VIRGINIA     )
                           ) SS:
COUNTY OF CABELL           )

      The foregoing instrument was acknowledged before me this 16 day of November, 1998, by Terence L. Irons, Vice President-Land of ARK LAND COMPANY, a Delaware corporation, on behalf of the corporation.

      My commission expires 1-24-2000 .

                            /s/ Joyce A. Johnson
                            --------------------
[Notary Seal]                        NOTARY PUBLIC

STATE OF KENTUCKY          )
                           ) SS:
COUNTY OF BOYD             )

      The foregoing instrument was acknowledged before me this 25th day of November, 1998, by Don P. Brown, President of LESLIE RESOURCES, INC., a Kentucky corporation, on behalf of the corporation.

      My commission expires June 13, 2002 .

                            /s/ Lavina K. Conley
                            --------------------
                                     NOTARY PUBLIC

This Instrument Prepared By:

/s/ Gary L. Colley
-----------------------------
Gary L. Colley, Attorney
P. O. Box 2649
Ashland, Kentucky 41105-2649

                                    EXHIBIT A

                        ADVANCE MINIMUM ROYALTY PAYMENTS
                       PAID BY ARK AFTER FEBRUARY 28, 1998

DATE                           AMOUNT
----                          --------
7/30/98                       $ 10,000